                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                          Pinnacle Data Systems, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

                          Pinnacle Data Systems, Inc.
--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (4) Date Filed:

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Notes:

                                                                     Preliminary

                          PINNACLE DATA SYSTEMS, INC.

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON MAY 23, 2001

To the Shareholders of
PINNACLE DATA SYSTEMS, INC.:

     The Annual Meeting of Shareholders of Pinnacle Data Systems, Inc., an Ohio corporation (the "Company"), will be held at the Company's principal executive offices located at 6600 Port Road, Groveport, Ohio 43125 on Wednesday, May 23, 2001, at 10:00 a.m., local time, for the following purposes:

1.   To elect three Class I directors.

2. To consider and vote upon a proposal to amend the Company's Amended and Restated Articles of Incorporation to increase the number of authorized common shares from 10,000,000 to 25,000,000.

3. To consider and vote upon a proposal to ratify the selection of Hausser + Taylor LLP as the Company's independent accountants for the year ending December 31, 2001.

4. To transact such other business as may properly come before the meeting or any adjournment of the meeting.

     The close of business on March 26, 2001, has been established as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and any adjournment thereof.

     Please sign and return the enclosed proxy promptly so that your shares will be represented at the meeting. A return addressed envelope, which requires no postage, is enclosed. If you are able to attend the meeting, are the registered owner, and wish to vote in person, at your request we will cancel your proxy.

                                        By Order of the Board of Directors

                                        Joy S. Bair, Secretary

Dated:  April 11, 2001

                          PINNACLE DATA SYSTEMS, INC.

                                PROXY STATEMENT

                                    GENERAL

     This Proxy Statement is being furnished to the holders of common shares, without par value, of the Company in connection with the solicitation of proxies by the Board of Directors of the Company to be used at the Company's Annual Meeting of Shareholders. The Annual Meeting will be held at the Company's principal executive offices located at 6600 Port Road, Groveport, Ohio 43125 on Wednesday, May 23, 2001, at 10:00 a.m., local time, for the purposes set forth on the accompanying Notice of Annual Meeting.

     The approximate date on which this Proxy Statement and the form of proxy will be first sent to shareholders is April 11, 2001.

                              PROXIES AND VOTING

     The close of business on March 26, 2001, has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting and any adjournment of the Annual Meeting. On the record date, 5,443,004 common shares were outstanding and entitled to vote. Each share is entitled to one vote.

     Only shareholders of record are entitled to vote. If you are a beneficial owner of the Company's common shares, you must provide instructions on voting to your nominee holder. In most cases, this is your broker or its nominee.

     All shares represented by properly executed proxies will be voted at the Annual Meeting in accordance with the choices indicated on the proxy. If no choices are indicated on a proxy, the shares represented by that proxy will be voted in favor of the Company's nominees for directors and in favor of the proposals set forth on the accompanying Notice of Annual Meeting. Any proxy may be revoked by the record owner at any time prior to its exercise by delivering to the Company a subsequently dated proxy or by giving notice of revocation to the Company in writing or in open meeting. A shareholder's presence at the Annual Meeting will not by itself revoke the proxy.

     The shareholders of record that are present at the Annual Meeting, whether in person or by proxy, will constitute a quorum. Consequently, the Company need not count abstentions or broker non-votes to determine whether a quorum is present. A "broker non-vote" is a term used to describe a vote that a broker or other record owner that holds shares in street name is not authorized to cast because the broker has not received voting instructions from its customer, the beneficial owner, and does not have discretion to vote without such instructions.

     Three different voting requirements apply to the proposals set forth in the accompanying Notice of Annual Meeting. The proposal to amend the Company's Amended and Restated Articles of Incorporation must be approved by the affirmative vote of the holders of a majority of the Company's outstanding common shares; consequently, abstentions and broker non-votes will have the same effect as votes cast against such proposal. Directors are elected by a plurality of votes, and thus the nominees who receive the highest number of votes will be elected (shareholders do not have the right to cumulate their votes in electing directors). As a result, assuming the nominees for director named in this proxy statement receive at least one vote and there is no competing slate of directors proposed for election, abstentions and broker non-votes will not have any effect on the election of directors. All other proposals must be approved by the affirmative vote of a majority of common shares present at the Annual Meeting, whether by the presence of the record shareholders themselves or by proxy. Abstentions and broker non-votes will be present at the Annual Meeting and thus will have the same effect as votes cast against such proposals.

                      PROPOSAL ONE: ELECTION OF DIRECTORS

     At the Annual Meeting all shares represented by proxies, unless otherwise specified, will be voted to elect the three Class I directors nominated below to a two-year term expiring in 2003. Each of the nominees presently is a director of the Company and each of the nominees has consented to be named in the proxy statement and to serve if elected. On March 23, 2001, Mr. Cathey was appointed by the Board of Directors to fill a vacancy in Class I and was nominated for election as a Class I Director. If any nominee named below as a director is unable to serve (which is not anticipated), the persons named in the proxy may vote for another nominee of their choice.

     The number of Class I directors has been fixed at four, which is a number higher than the number of directors to be elected because the Company believes that it is desirable to have one or two vacancies available to be filled by the Board of Directors, without the time and expense involved in holding a special meeting of shareholders, in the event that an individual who is able to make a valuable contribution as a director becomes available during the year. No decision has been made to fill the vacancies, nor has any candidate been considered and approved by the Board of Directors. There is one vacancy each among the Class I and Class II directors.

     Proxies cannot be voted at the Annual Meeting for a greater number of individuals than the three nominees named in this Proxy Statement. However, additional nominations can be made by shareholders at the meeting. The following is information about the three individuals nominated by the Board of Directors for election as Class I Directors:

----------------------------------------------------------------------------------------------------------------------
                                                  Class I Directors
                                               (Nominees for Election)
----------------------------------------------------------------------------------------------------------------------
                                                                            Director        Shares
                                                                             of the        Beneficially
   Name of Director and               Principal Occupation(s) During the     Company    Owned as of March   Percent
 Position with the Company    Age              Past Five Years                Since        26, 2001(1)      of Class
----------------------------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------------------------
Hugh C. Cathey                 50    President - Central States for Qwest     2001          10,000(3)         0.2%
                                     Communications International's local
                                     exchange telecom business from
                                     January 2000 - present. From August
                                     1996 - January 2000,
----------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                     President of Nextlink Ohio, a publicly
                                     traded competitive local exchange company
                                     (CLEC) owned by cellular phone pioneer
                                     Craig McCaw. President and CEO of Digital
                                     Network, Inc., a publicly traded telecom
                                     company based in Dallas, TX from 1993 until
                                     1996. Served 20 years in the
                                     telecommunications industry.
-------------------------------------------------------------------------------------------------------------------------------
Robert V.R. Ostrander,         55    Chairman of Manex Financial                       1997          74,000(3)         1.3%
Director                             Management, Inc.; President of
                                     Manex Risk Management, Inc., Manex
                                     Management Services, Inc., Manex
                                     Advisors, Inc., and Omni Financial
                                     Securities, Inc. for more than five
                                     years.
-------------------------------------------------------------------------------------------------------------------------------
Paul H. Lambert                47    Retired from UUNET, a division of                 2000           1,000(3)         0.0%
                                     MCI Worldcom, in 2000 after 27
                                     years of service to CompuServe
                                     Incorporated, which was acquired by
                                     MCI Worldcom in 1998.  From July
                                     1999 until retirement, Vice
                                     President and General Manager of
                                     UUNET Hosting Services.  Prior to
                                     July 1999, held a variety of
                                     technical and marketing management
                                     positions while at CompuServe
                                     Incorporated, including Vice
                                     President, Network Technology of
                                     CompuServe Network Services
                                     (responsible for development,
                                     engineering, operations, and
                                     administration of the worldwide
                                     CompuServe network) and Chief
                                     Technology Officer.
-------------------------------------------------------------------------------------------------------------------------------

     The following is information about directors whose terms of office continue after the annual meeting:

----------------------------------------------------------------------------------------------------------------------
                                                 Class II Directors
                                              (Terms Expiring in 2002)
----------------------------------------------------------------------------------------------------------------------
                                                                            Director        Shares
                                                                             of the        Beneficially
   Name of Director and               Principal Occupation(s) During the     Company    Owned as of March   Percent
 Position with the Company    Age              Past Five Years                Since        26, 2001(1)      of Class
----------------------------------------------------------------------------------------------------------------------
John D. Bair, Chairman of      35    Chairman and Chief Executive             1989      1,427,924(2)(3)(4)    25.7%
the Board of Directors,              Officer of the Company since May
President and Chief                  1996. President of the Company
Executive Officer                    since 1998. Secretary of the
                                     Company from 1989 to 1998.
----------------------------------------------------------------------------------------------------------------------
C. Robert Hahn, Vice           48    Vice President - Service Group of        1995        123,324(2)(3)        2.2%

-------------------------------------------------------------------------------------------------------------------------------
President - Service Group            the Company since March 2001. Chief
and Director                         Operating Officer and Vice
                                     President of the Company from June 1998 to
                                     March 2001. President of the Company from
                                     June 1996 to June 1998. Vice President of
                                     Sales and Marketing of the Company from
                                     October 1994 to June 1996.
-------------------------------------------------------------------------------------------------------------------------------
Thomas M. O'Leary, Director    57    Retired from AT&T Corp./Lucent                   1996          76,000(3)         1.4%
                                     Technologies, Inc. in 1996.
                                     Business consultant since 1996 and
                                     presently member of Worthington
                                     City School Board.  Prior to 1996,
                                     employed in a managerial capacity
                                     at AT&T Corp./Lucent Technologies
                                     Inc. in the following areas:
                                     manufacturing operations,
                                     engineering, product development,
                                     project management, product repair,
                                     and support and sales.
-------------------------------------------------------------------------------------------------------------------------------

1. Unless otherwise indicated below, the persons listed in the foregoing two tables have the sole right to vote and to dispose of the common shares of the Company listed in that person's name.

2. As trustees of the Pinnacle Data Systems, Inc. 401(k) Profit Sharing Plan, Messrs. Bair and Hahn share the power to vote the Pinnacle shares held in the plan. Each of these individuals is shown as beneficially owning 11,324 shares in the Plan due to the individual's voting power with respect to all Plan shares (which voting power is shared among these individuals and another plan trustee). However, these individuals have no investment power with respect to such shares except for each individual's pecuniary interest in the Plan shares held in his account as a Plan participant.

3. The shares set forth in the foregoing two tables include the following numbers of shares which may be acquired by the following persons upon the exercise of stock options that are exercisable within the next 60 days:

     ------------------------------------------------------------------
     Hugh C. Cathey                          0
     ------------------------------------------------------------------
     Robert V.R. Ostrander              74,000
     ------------------------------------------------------------------
     Paul H. Lambert                         0
     ------------------------------------------------------------------
     John D. Bair                      116,000
     ------------------------------------------------------------------
     C. Robert Hahn                    112,000
     ------------------------------------------------------------------
     Thomas M. O'Leary                  40,000
     ------------------------------------------------------------------

4.   Includes 8,000 shares held by Joy S. Bair, the spouse of John D. Bair.

     The only executive officers of the Company not listed above are Thomas J. Carr, Treasurer and Chief Financial Officer of the Company, and Christopher L. Winslow, Vice President - Product Group of the Company. Mr. Carr beneficially owned 133,324 Company shares as of March 26, 2001, which constituted 2.4% of the outstanding Company shares as of such date. Mr. Carr has sole voting and investment power with respect to 122,000 Company shares owned by him. The number of shares beneficially owned by Mr. Carr includes 118,000 Company shares which may be acquired by Mr. Carr upon the exercise of options which are currently exercisable or exercisable within 60 days of March 26, 2001 and 11,324 Company shares held in the Pinnacle Data Systems, Inc. 401(k) Profit Sharing Plan over which Mr. Carr shares voting power as a trustee. However, Mr. Carr has no investment power with respect to such Plan shares except for his pecuniary interest in the Plan shares held in his account as a Plan participant. Mr. Winslow did not beneficially own any Company shares as of March 26, 2001.

     As of March 26, 2001, the number of shares owned by all directors and executive officers of the Company, as a group (8 persons), was 1,822,924 (30.9%). The foregoing amount includes 460,000 shares which may be acquired upon the exercise of options which are currently exercisable or exercisable within 60 days of March 26, 2001.

                  Board of Directors Committees and Meetings

     The Board of Directors held nine meetings and took action by written consent three times during 2000. Each director attended at least 75% of the meetings held by the Board of Directors.

     The Board of Directors established a Compensation Committee in December 1999. The members of the Compensation Committee for the period during the Company's 2000 fiscal year prior to December 10, 2000 were Thomas J. Carr, who is the Company's Chief Financial Officer and who was a director of the Company until December 10, 2000, and Messrs. O'Leary and Ostrander. From December 10, 2000 until February 22, 2001, Messrs. O'Leary and Ostrander were the only members of the Committee. Since February 22, 2000, the members of the Compensation Committee have been Messrs. Lambert, O'Leary, and Ostrander. The Compensation Committee reviews executive compensation policies and levels of compensation. The Compensation Committee held four meetings during 2000. Each member of the Compensation Committee attended at least 75% of the meetings of the Compensation Committee.

     The Board of Directors established an Audit Committee in June 2000. The Audit Committee, which is comprised of Messrs. O'Leary, Lambert, and Ostrander, held two meetings during 2000. Each member of the Audit Committee attended at least 75% of the meetings of the Audit Committee. All members of the Audit Committee are independent directors as identified by the rules and regulations of the American Stock Exchange. The Company's Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter is attached to this Proxy Statement as Exhibit A.

     The Board of Directors has no standing nominating committee or committee performing similar functions and no other standing committees.

                            Audit Committee Report

     The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. All members of the Committee are "independent," as required by applicable listing standards of the American Stock Exchange. The Committee operates pursuant to a Charter that was last amended and restated by the Board of Directors on March 23, 2001, a copy of which is attached to this Proxy Statement as Exhibit A. As set forth in the Charter, management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements contained in the Annual Report on Form 10-KSB for the Company's 2000 fiscal year with management, including a discussion of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

     The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality and acceptability of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee discussed with the independent auditors the auditors' independence from management and the Company, including a written letter from the independent auditors regarding their independence and the matters in the written disclosures required by the Independence Standards Board, and considered the compatibility of non-audit services with the auditors' independence.

     The Audit Committee discussed with the Company's Chief Financial Officer and the independent auditors the overall scope and plans for the audit by the independent auditors. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them in the representations made by management and the independent accountants. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles, or that the Company's auditors are, in fact, independent.

     Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-KSB for the 2000 fiscal year for filing with the Securities and Exchange Commission. The Committee also recommended to the Board of Directors (and the Board has approved) the selection of the Company's independent auditors for the 2001 fiscal year.

                       Submitted by the Audit Committee:

                                Paul H. Lambert
                               Thomas M. O'Leary
                             Robert V.R. Ostrander

March 23, 2001

                           Compensation of Directors

     Directors who are employees of the Company receive no separate compensation for their services as directors. Compensation of the outside directors is determined by the whole Board of Directors after receiving the recommendations of the President. Currently, outside directors receive a fee of $500 for each Board Meeting attended and, after March 23, 2001, $250 for each committee meeting attended with a limited to six meetings per committee. In addition, in August 2000, Messrs. O'Leary, and Ostrander each received options for 10,000 shares that are exercisable at $3.875 from August 2001 until August 2010 and Mr. Lambert received options for 16,000 shares that are exercisable at $3.875 from August 2001 until August 2010.

                            Executive Compensation

     The following table sets forth for the fiscal years ended December 31, 2000, 1999 and 1998, the compensation of the Company's Chief Executive Officer and the only other executive officers whose compensation exceeded $100,000 during 2000, 1999 or 1998. No other executive officer of the Company received salary and bonus compensation in excess of $100,000 in the three most recent completed fiscal years.

                          Summary Compensation Table

                                                Annual Compensation          Long Term Compensation
                                                                               (*)            (***)
                                                                            Securities         All
                                                                              Under-          Other
                                                                              Lying          Compen-
      Name and               Fiscal            Salary          Bonus         Options/        sation
      Positions               Year              ($)             ($)           SAR's            ($)
--------------------------------------------------------------------------------------------------------
John D. Bair                  2000            167,919         53,752          10,000          4,500
Chairman of the               1999            148,500         18,158          16,000          2,498
Board of Directors,           1998            135,520          7,370         140,000(**)      3,000
President, and Chief
Executive Officer
--------------------------------------------------------------------------------------------------------
C. Robert Hahn                2000            156,010         53,352          10,000          4,500
 Vice President -             1999            137,500         18,158          16,000          3,000
Service Group                 1998            125,481          7,370          96,000(**)      3,000
--------------------------------------------------------------------------------------------------------
Thomas J. Carr                2000             91,385         35,668          10,000          4,500
Treasurer, Chief              1999             82,500         12,106          16,000          3,000
Financial Officer             1998             75,000          4,913         136,000(**)      3,000

*Amounts in this column have been adjusted to give effect to a 2-for-1 stock split, which became effective March 31, 2000, and a 2-for-1 stock split which became effective October 31, 2000, as if the stock splits were effective prior to the issuance of the securities.

**In 1998, 120,000 of the options granted to Mr. Bair, 80,000 of the options granted to Mr. Hahn, and 120,000 of the options granted to Mr. Carr were replacement grants for options granted to them in 1997, which were repriced to reflect then-current market values.

***Amounts in this column reflect matching contributions made by the Company to its 401(k) Profit Sharing Plan for the benefit of Messrs. Bair, Hahn and Carr.

                       Option Grants in Last Fiscal Year

     The following table indicates information about stock options granted to the Company's Chief Executive Officer and the other executive officers named in the summary compensation table during 2000.

                                       Number              Percent of
                                   of Securities          Total Options
                                     Underlying             Granted to           Exercise or
                                      Options             Employees in            Base Price           Expiration
       Name                          Granted(#)            Fiscal Year               ($/sh)               Date
       ----                        -------------          -------------          -----------           ----------
John D. Bair                       10,000 shares              4.3%                  $4.2625               2005
C. Robert Hahn                     10,000 shares              4.3%                  $3.8750               2010
Thomas J. Carr                     10,000 shares              4.3%                  $3.8750               2010

               Stock Option Exercises and Year End Option Values

     The following table indicates stock option exercises during 2000 by the Company's Chief Executive Officer and the other executive officers named in the summary compensation table, and the value, as of December 31, 2000 of unexercised options:

                                                                                                      Value of
                                                                               Number of             Unexercised
                                                                              Unexercised           in-the-Money
                                                                              Options at             Options at
                                 Shares                                       12/31/00(#)            12/31/00(#)
                               Acquired on               Value               Exercisable/           Exercisable/
       Name                   Exercise (#)            Realized(1)            Unexercisable        Unexercisable(2)
       ----                   ------------            -----------            -------------        ----------------
John D. Bair                     40,000                $155,750             116,000/10,000          $348,850/$0
C. Robert Hahn                   20,000                 $33,750             112,000/10,000          $345,500/$0
Thomas J. Carr                   34,000                $167,438             118,000/10,000          $364,250/$0

(1) Aggregate market value of the shares covered by the option less the aggregate price paid by such person. The aggregate market value of shares covered by the option was determined by the sale price of such shares, if they were sold by the executive officer immediately upon their acquisition, or, if not, by the last reported sale price of the Company shares on the American Stock Exchange on the date prior to the exercise of the option.

(2) The value of in-the-money options was determined by subtracting the exercise price from the last reported sale price of the Company shares on the American Stock Exchange on December 29, 2000, the last trading day of 2000.

                             Employment Agreements

     The Company has entered into an employment agreement with John D. Bair, its Chairman of the Board, President and Chief Executive Officer. The agreement is for a term ending on August 31, 2003, and provides for an annual salary of $185,000 or such higher amount as shall be determined by the Board of Directors or the Compensation Committee plus, as a bonus, a percentage of pre-tax net income or other amount to be determined by the Board of

Directors or Compensation Committee annually. The agreement also provides for a $500,000 face amount whole life insurance policy insuring the life of Mr. Bair (with beneficiaries designated by Mr. Bair), technical and professional development benefits, and one-time reimbursement of legal fees for Mr. Bair's personal estate planning, in addition to those benefits generally available to other employees. If the Company terminates Mr. Bair's employment without cause, he is entitled to a severance payment equal to one year's base salary.

     The Company has entered into an employment agreement with C. Robert Hahn, its Vice President - Service Group. The agreement was for a three-year term ending on September 1, 2000 but was automatically extended by its terms an additional year to September 1, 2001. The agreement provides for an annual salary of $120,000 or such higher amount as shall be determined by the Board of Directors plus a bonus of 3% of pre-tax net income. The agreement also provides for those benefits generally available to other employees. If the Company terminates Mr. Hahn's employment without cause, he is entitled to a severance payment equal to one year's base salary. The Company is currently working on a new employment agreement with Mr. Hahn.

     The Company has entered into an employment agreement with Thomas J. Carr, its Treasurer and Chief Financial Officer. The agreement was for a three-year term ending on September 1, 2000 but was automatically extended by its terms an additional year to September 1, 2001. The agreement provides for an annual salary of $75,000 or such higher amount as shall be determined by the Board of Directors plus a bonus of 2% of pre-tax net income. The agreement also provides for those benefits generally available to other employees. If the Company terminates Mr. Carr's employment without cause, he is entitled to a severance payment equal to one year's base salary. The Company is currently working on a new employment agreement with Mr. Carr.

            Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers, directors and persons who own more than 10% of a registered class of the Company's equity securities to file statements of beneficial ownership of the Company's shares of common stock. Based on a review of the forms submitted to the Company during and with respect to its most recent fiscal year, no person who, at any time during such fiscal year, was a director, officer, or beneficial owner of more than 10% of any class of equity securities of the Company registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), failed to file, on a timely basis, reports required by section 16(a) of the Exchange Act during the Company's most recent fiscal year or prior fiscal years, except that the Form 3 for Paul H. Lambert was not timely filed.

                    Principal Holders of Voting Securities

     The following table sets forth certain information with respect to the only person known by the Company to own beneficially more than 5% of its common shares:

 Name and Address of           Amount and Nature of
  Beneficial Owner           Beneficial Ownership/(1)/      Percent of Ownership

John D. Bair
Pinnacle Data Systems, Inc.
6600 Port Road                     1,427,924/(2)/                   25.7%
Groveport, Ohio 43125

(1) Beneficial ownership as of March 26, 2001. Except as otherwise indicated below, the person listed in the foregoing table has the sole right to vote and to dispose of the common shares of the Company listed in his name.

(2) Includes 116,000 shares which may be acquired by Mr. Bair upon the exercise of options which are currently exercisable or exercisable within 60 days of March 26, 2001; 8,000 shares held by Joy S. Bair, the spouse of John D. Bair; and 11,324 shares held in the Pinnacle Data Systems, Inc. 401(k) Profit
Sharing Plan over which Mr. Bair shares voting power as a trustee.

                     PROPOSAL TWO: INCREASE IN THE NUMBER
                          OF AUTHORIZED COMMON SHARES

     The Board of Directors has unanimously adopted a resolution to amend the Company's Amended and Restated Articles of Incorporation to increase the number of authorized common shares from 10,000,000 to 25,000,000. The text of the proposed amendment is attached as Exhibit B to this Proxy Statement.

     Currently, the Amended and Restated Articles of Incorporation authorize the Company to issue 10,000,000 common shares, of which 5,443,004 shares were outstanding at the close of business on March 26, 2001. A total of 1,876,400 shares are reserved for issuance under the Company's 1995 Stock Option Plan; 500,000 shares are reserved for issuance under the 2000 Directors Stock Option Plan; and 114,000 shares are reserved for issuance upon exercise of existing but unexercised options granted to directors. Additionally, 23,000 shares are reserved for issuance pursuant to warrants granted to Corna Securities, the underwriter in connection with the Company's 1995 public offering. As a result, only 2,043,596 common shares remain available for future issuance.

     The purpose of the proposed amendment of the Amended and Restated Articles of Incorporation is to make additional common shares available for the Company's use from time to time for general corporate purposes. If the proposed amendment is approved by shareholders, the Company will be able to issue the newly authorized common shares for any corporate purpose, including stock splits, stock dividends, employee benefit and compensation plans, public or private sales for cash as a means of raising capital, or acquisitions. The Company will be able to meet these and other potential future needs without having to incur the delay and significant expense that would accompany a future request for shareholder approval. In determining whether to issue common shares the Board of Directors would be required to exercise its judgment regarding the best interests of the Company and its shareholders.

     The newly authorized common shares will have rights identical to the rights of the common shares that are currently issued and outstanding. Moreover, shareholder approval of the proposal to increase the number of authorized common shares, and the issuance of such shares, will not alter the rights of the common shares that are currently issued and outstanding. The effect of the issuance of any newly authorized common shares will be the same as the effect of issuing common shares that are currently authorized. For example, the issuance of newly authorized common shares may dilute the Company's earnings per share and book value per share. Shareholders have no preemptive rights. As a result, shareholders will not have a preferential right to purchase any of the additional common shares that will be authorized if the proposed amendment is approved by shareholders.

     Shareholder approval of the proposal to increase the number of authorized common shares may have an anti-takeover effect because, if an attempt to obtain control of the Company were made, the Company could issue a block of common shares (or rights to purchase such shares) to persons who are loyal to the Company's management. The issuance of such shares could preclude a merger or takeover attempt--or make them more difficult--because it could dilute the voting power of the person seeking to obtain control of the Company.

     Although the proposed amendment to the Amended and Restated Articles of Incorporation may have an anti-takeover effect, the Board of Directors believes that the advantages offered by the amendment outweigh any disadvantages. As a result, the Board of Directors unanimously recommends that shareholders vote "For" approval of the proposal to amend the Amended and Restated Articles of Incorporation to increase the number of authorized common shares from 10,000,000 to 25,000,000.


                   PROPOSAL THREE: RATIFICATION OF SELECTION
                          OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected Hausser + Taylor LLP as the Company's independent accountants for the year ending December 31, 2001, and has directed management to submit the board's selection to shareholders for ratification at the Annual Meeting. Hausser + Taylor LLP has audited the Company's financial statements since 1996. A representative of Hausser + Taylor LLP is expected to be present at the Annual Meeting and to have an opportunity to make a statement if the representative desires and to respond to appropriate questions.

     Hausser + Taylor LLP has a continuing relationship with American Express Tax and Business Services, Inc. ("TBS") from which it leases auditing staff who are full time, permanent employees of TBS and through which Hausser + Taylor LLP's partners provide non-audit services. As a result of this arrangement, Hausser + Taylor LLP has no full time employees, and, therefore, none of the audit services performed were provided by permanent full-time employees of Hausser + Taylor LLP. Hausser + Taylor LLP manages and supervises the audit and audit staff and is exclusively responsible for the opinion rendered in connection with its examination.

     Other services, which do not include Financial Information System Design and Implementation fees, have been provided by TBS.

                                  Audit Fees
                                  ----------

     The aggregate fees billed by Hausser + Taylor LLP for professional services for the audit and review of the Company's 2000 financial statements amounted to $58,000.

         Financial Information Systems Design and Implementation Fees
         ------------------------------------------------------------

     The aggregate fees billed by Hausser + Taylor LLP for professional services for information and technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2000, were none.

                                All Other Fees
                                --------------

     The aggregate fees billed by Hausser + Taylor LLP for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," for the fiscal year ended December 31, 2000, were $17,000.

     Shareholders are not required by Ohio General Corporation Law to ratify the selection of Hausser + Taylor LLP as the Company's independent accountants. However, the Board of Directors is submitting the selection of Hausser + Taylor LLP to shareholders for ratification as a matter of good corporate practice. If shareholders do not ratify the selection of Hausser + Taylor LLP as the Company's independent accountants, the Board of Directors will reconsider its selection. Even if its selection is ratified, the Board of Directors may in its discretion hire different independent accountants at any time during the year if it determines that a change in independent accountants would be in the best interest of the Company and its shareholders.

     The Board of Directors unanimously recommends a vote "For" ratification of its selection of Hausser + Taylor LLP as the Company's independent accountants.

                             SHAREHOLDER PROPOSALS

     Proposals of shareholders intended to be presented at the 2002 annual meeting of shareholders must be received by the Company for inclusion in the proxy statement and form of proxy on or before 120 days in advance of the first anniversary of the date of this proxy statement.

                                 OTHER MATTERS

     Management does not know of any other matters that may come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy intend to vote the proxy in accordance with their judgment on such matters.

     The Company will bear the cost of soliciting proxies. In addition to the use of the mails, officers, directors, and regular employees may solicit proxies, personally or by telephone or telegraph. The Company will reimburse banks, brokers, and nominees for any out-of-pocket expenses incurred by them in sending proxy materials to the beneficial owners of shares held by any banks, brokers or nominees. If follow-up requests for proxies are necessary, the Company may employ other persons to make these requests.

                                        Joy S. Bair, Secretary

                                                                       Exhibit A
                           PINNACLE DATA SYSTEMS, INC.
                                 (the "Company")
                             AUDIT COMMITTEE CHARTER
                                (this "Charter")

1. There shall be a committee of the Board of Directors (the "Board") known as the Audit Committee (the "Committee"). The Committee shall be comprised entirely of independent directors, each of whom shall be independent of the management of the Company and free of any relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment of the committee member. Members of the Committee must be "independent", as that term is defined by the listing standards of the American Stock Exchange, as amended and applicable (the "Exchange Standards").

     The Board shall determine the number of members comprising the Committee, but in no event shall the Committee consist of less than three independent directors. The Board may require Committee members to have accounting or financial management expertise. The Committee members may designate one member to serve as Chairman. The Committee members shall be appointed by the Board and shall serve terms of such length as the Board may determine. Committee members shall serve at the pleasure of the full Board.

2.   The purposes of the Committee are to:

     (a) oversee the Company's accounting and financial reporting policies and practices, as well as its internal controls;

     (b) oversee the quality and objectivity of the Company's financial statements and the independent audit thereof;

     (c) ascertain the independence and objectivity of the Company's independent auditors; and

     (d) act as a liaison between the Company's independent auditors and the Board.

     The function of the Committee is oversight of the Company's auditing process. It is the responsibility of management to maintain appropriate systems for accounting and the independent auditors' responsibility to plan and perform a proper audit. The independent auditors are ultimately accountable to the Board and the Committee, as representatives of the Company's shareholders.

3. As appropriate, the Committee shall periodically review the Committee's governance procedures and this Charter and shall recommend any appropriate changes to the Board.

4. To carry out its purposes, the Committee shall have the following duties and powers:

     (a) To evaluate and recommend to the Board the selection, retention or termination of independent auditors and, in connection therewith, to evaluate the proposed fees and other compensation, if any, to be paid to the auditors for audit and non-audit services. To also assess and evaluate the independence of the auditors by actively engaging in dialogue with the auditors and reviewing the specific formal written statement of the auditors delineating all relationships between the auditors and the Company, its officers, subsidiaries and affiliates and each non-audit service provided to the Company by the auditors;

     (b) To meet with the Company's independent auditors, as necessary (i) to review the arrangements for and scope of the annual audit and any special audits; (ii) to discuss any matters of concern relating to the Company's financial statements, including any adjustments to such statements recommended by the independent auditors, or other results of said audit(s); (iii) to consider the independent auditors' comments with respect to the Company's financial policies, reporting procedures, internal accounting controls and management's responses thereto; (iv) to review the form of opinion the independent auditors propose to render to the Board and shareholders; and (v) discuss the matters required to be discussed by SAS 61 relating to the conduct of the audit.

     (c) To consider the effect upon the Company of any changes in accounting principles or practices proposed by management or the independent auditors;

     (d) To review with management and the independent auditors the financial statements to be contained in the Company's annual report to shareholders, prior to release of year-end earnings and the filing of such statements with the Commission.

     (e) To prepare the report required by the rules of the Securities and Exchange Commission (the "Commission") to be included in the Company's annual proxy statement. The report shall state that the Committee has reviewed and discussed the audited financial statements with management and whether the Committee recommends that such statements be included in the Company's annual report; discussed with the independent auditors their independence and the matters required to be discussed by Statements on Auditing Standards No. 61 ("SAS 61"), as it may be modified or supplemented; and received from the independent auditors the written disclosures and letter required by Independence Standards Board Standard No. 1 ("ISBS No. 1"), as it may be modified and supplemented.

     (f) To provide sufficient opportunity for the independent auditors to meet with members of the Committee without members of management present to discuss, among other things, the auditor's evaluation of the Company's accounting personnel and procedures;

     (g) To require the outside auditors to submit to the Company, annually, a formal written statement of the fees billed for each of the following categories of services rendered by the outside auditors: (i) the audit of the Company's annual financial statements for the most recent fiscal year and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-QSB for that fiscal year;
          (ii) information technology consulting services for the most recent fiscal year, in the aggregate and by each service (and separately identifying fees for such services relating to financial information systems design and implementation); and (iii) all other services rendered by the outside auditors for the most recent fiscal year, in the aggregate and by each service;

     (h) To consider the effect of the outside auditors' provision of (i) information technology consulting services relating to financial information systems design and implementation and (ii) other non-audit services to the Company on the independence of the outside auditors (it being understood that the audit committee will rely on the accuracy of the information provided by the outside auditors as to the services provided and the fees paid and will rely on the representations of management in connection with such consideration);

     (i) To report its activities to the Board on a regular basis and to make such recommendations with respect to the above and other matters as the Committee may deem necessary and appropriate; and

     (j) To review such other matters as may be appropriately delegated to the Committee by the Board.

5. The Committee shall meet at such times and from time to time as it deems appropriate and is empowered to hold special meetings as circumstances require.

6. The Committee shall meet as may be appropriate with the Chief Financial Officer of the Company and any other officers as circumstances may require.

7. The Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to retain special counsel and other experts or consultants at the expense of the Company.

8. In addition to the duties stated in this Charter, the Committee shall undertake such additional activities within the scope of its primary function as the Committee may from time to time determine or as may otherwise be required by law, the Company's Articles of Incorporation ("Articles"), Code of Regulations ("Code") or the Board.

9. The Company shall indemnify, in accordance with and to the fullest extent now or hereafter permitted by law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceedings, whether civil, criminal, administrative or investigative, (including, without limitation, an action by or in the right of the Company) by reason of his or her acting as a member of the Committee against any liability or expense actually or reasonably incurred by such person; provided that the member acted in good faith and in a manner he or she reasonably believed to be lawful and in or not opposed to the best interests of the Company. This right to indemnity held by the members of the Committee is in addition to any other remedies afforded the members under the Company's Articles or Code.

10. The material in this Charter is not soliciting material, is not deemed filed with the Commission and is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities and Exchange Act of 1934, as amended, whether made before or after the date this Charter is first included in the Company's annual proxy statement filed with the Commission and irrespective of any general incorporation language in such filing.

11. This Charter shall be construed in accordance with and governed by the laws of the State of Ohio.

12. This Charter may not be amended, modified or supplemented except by a writing signed and adopted by a majority of the then incumbent members of the Committee and approved by the Board.




Amended and Restated
         Audit Committee:           March 8, 2001
         Board of Directors:        March 23, 2001

                                                                       Exhibit B

                                Amendment to the
                Amended and Restated Articles of Incorporation of
                           Pinnacle Data Systems, Inc.

         Article FOURTH of the Amended and Restated Articles of Incorporation of the Company is hereby amended by deleting the first sentence thereof in its entirety and replacing it with the following:

         FOURTH: The maximum number of shares which the corporation is authorized to have outstanding is twenty-nine million (29,000,000), which shall be divided into two classes consisting of twenty-five million (25,000,000) common shares, without par value (the "Common Shares"), and four million (4,000,000) preferred shares, without par value (the "Preferred Shares").

         This amendment shall not amend or modify any other provisions of Article FOURTH or any other Article of the Amended and Restated Articles of Incorporation, all of which shall continue in full force and effect as written.

                                                                     Preliminary

                                     Proxy
                                     -----
                          PINNACLE DATA SYSTEMS, INC.
                          --------------------------
          This Proxy Is Solicited on Behalf of the Board of Directors

      The undersigned hereby appoints John D. Bair, C. Robert Hahn, and Thomas
J. Carr, and each of them, with full power of substitution, proxies to vote and act with respect to all common shares, without par value (the "Shares"), of Pinnacle Data Systems, Inc., an Ohio corporation (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Company's principal executive offices located at 6600 Port Road, Groveport, Ohio 43125 on Wednesday, May 23, 2001, at 10:00 a.m., local time, and at any and all adjournments thereof, with all the powers the undersigned would possess if present in person, on the following proposals and any other matters that may properly come before the Annual Meeting.

      The shares represented by this Proxy will be voted upon the proposals listed below in accordance with the instructions given by the undersigned, but if no instructions are given, this Proxy will be voted to elect all directors as set forth in Item 1 below, FOR the proposals listed in Item 2 and Item 3 below, and in the discretion of the proxies, on any other matters which may properly come before the Annual Meeting or any adjournments thereof.

         \/   DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED  \/

                PINNACLE DATA SYSTEMS, INC. 2001 ANNUAL MEETING

1.   ELECTION OF DIRECTORS:
     (Class I Directors)  1 - Hugh C. Cathey  2 - Robert V.R. Ostrander
                          3 - Paul H. Lambert

[ ]  FOR all nominees              [ ]  WITHHOLD AUTHORITY
     listed to the left (except         to vote for all nominees
     as specified below).               listed to the left.

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) that you are not voting for in the box provided to the right).


2. PROPOSAL TO AMEND THE COMPANY'S AMENDED AND RESTATED ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES FROM
     10,000,000 TO 25,000,000.   [ ] FOR     [ ] AGAINST    [ ] ABSTAIN

3. PROPOSAL TO RATIFY THE SELECTION OF HAUSSER+TAYLOR LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE YEAR ENDING DECEMBER 31, 2001.
                                         [ ] FOR     [ ] AGAINST    [ ] ABSTAIN

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

Check appropriate box
Indicate changes below:
Address Change?  [ ]       Name Change?  [ ]

Date _____________            NO. OF SHARES




                              Shareholder/Co-holder Signature(s)
                              Please be sure to sign and date this Proxy in the box above.